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                                                                    Exhibit 4(b)

   AGREEMENT, dated this day of ________________, 1996 between TELLURIAN, INC., a Delaware corporation (the "Company"), and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent (the "Warrant Agent").

                              W I T N E S S E T H :
                  WHEREAS, in connection with (i) the offering (the "Initial Public Offering") to the public of up to 1,850,000 shares (the "Shares"), of the Company's common stock, $.01 par value ("Common Stock"), which includes 450,000 shares to be sold by certain Selling Security Holders and 1,850,000 Common Stock Purchase Warrants (the "Warrants"), entitling the holder of each Warrant to purchase one share of Common Stock, (ii) the over-allotment option to purchase up to an additional 210,000 shares of Common Stock and 277,500 Warrants (the "Over-Allotment Option"), and (iii) the sale to J.W. Barclay & Co., Inc., its successors and assigns ("Barclay" or the "Representative") of warrants (the "Representative's Warrants") to purchase up to 140,000 shares of Common Stock and 185,000 Warrants, such Warrants being identical to the Warrants being sold to the public except as may be otherwise provided herein (the Warrants issuable upon the exercise of the Representative's Warrants are referred to as the "Common Stock Warrants"), the Company will issue up to 1,850,000 Warrants, 185,000 Common Stock Warrants and the Representative's Warrants (subject to increase as provided in the Representative's Warrant Agreement); and

                  WHEREAS, the Company is obligated to issue an additional 3,000,000 Warrants to certain existing Warrant holders; and

                  WHEREAS, the Company desires to provide for the issuance of certificates representing the Warrants and the Common Stock Warrants (collectively, the Warrants and the Common Stock Warrants shall be referred to herein as the "Warrants"); and

                  WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer and exchange of certificates representing the Warrants and the exercise of the Warrants.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Company, the Representative, the holders of certificates representing the Warrants and the Warrant Agent, the parties hereto agree as follows:

SECTION 1. Definitions. As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:
                  (a) "Common Stock" shall mean stock of the Company of any class, whether now or hereafter authorized, which has the right to


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participate in the voting and in the distribution of earnings and assets of the
Company without limit as to amount or percentage.

                  (b) "Corporate Office" shall mean the office of the Warrant Agent (or its successor) at which at any particular time its principal business shall be administered, which office is located on the date hereof at Two Broadway, New York 10004.

                  (c) "Exercise Date" shall mean, subject to the provisions of
Section 5(b) hereof, as to any Warrant, the date on which the Warrant Agent shall have received both (i) the Warrant Certificate representing such Warrant, with the exercise form thereon duly executed by the Registered Holder hereof or his attorney duly authorized in writing, and (ii) payment in cash or by check made payable to the Warrant Agent for the account of the Company, of the amount in lawful money of the United States of America equal to the applicable Purchase Price.

                  (d) "Initial Warrant Exercise Date" shall mean in the case of the Warrants ________________, 1996 and in the case of the Common Stock Warrants ______, 1997.

                  (e) "Initial Warrant Redemption Date" shall mean _______,
1997.

                  (f) "Purchase Price" shall mean $6.00 for the Warrants other than the Warrants issuable upon exercise of the Representative's Warrants, whose Purchase Price shall be equal to the lesser of ___% of the Purchase Price of the Warrants then in effect and $___, subject in each case to modification and adjustment as provided in Section 8, and further subject to Company's right, with the prior written consent of the Representative, to decrease the Purchase Price for a period of not less than 30 days on not less than 30 days prior written notice to the Registered Holders.

                  (g) "Registered Holder" shall mean the person in whose name any certificate representing the Warrants shall be registered on the books maintained by the Warrant Agent pursuant to Section 6.

                  (h) "Subsidiary" or "Subsidiaries" shall mean any corporation or corporations, as the case may be, of which stock having ordinary power to elect a majority of the Board of Directors of such corporation (regardless of whether or not at the time stock of any other class or classes of such corporation shall have or may have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Company or by one or more Subsidiaries, or by the Company and one or more Subsidiaries.

                  (i) "Transfer Agent" shall mean Continental Stock Transfer & Trust Company of its authorized successor.

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                  (j) "Underwriting Agreement" shall mean the underwriting
agreement dated _____________ , 1996 between the Company and the Representative, relating to the purchase for resale to the public of the Shares and the Warrants.

                  (k) "Representative's Warrant Agreement" shall mean the agreement(s) dated as of ______________, 1996 between the Company and the Representative relating to and governing the terms and provisions of the Representative's Warrants.

                  (l) "Warrant Certificate" shall mean a certificate representing Warrants substantially in the form annexed hereto as Exhibit A.

                  (m) "Warrant Expiration Date" shall mean, unless the Warrants are redeemed as provided in Section 9 hereof prior to such date, 5:00 p.m. (New York City Time) on ________________, 2001, or if such date shall in the State of New York be a Saturday, Sunday, holiday or a day on which banks are authorized to close, then 5:00 p.m. (New York City Time) on the next following day which in the State of New York is not a Saturday, Sunday, holiday or a day on which banks are authorized to close, subject to the Company's right, prior to the Warrant Expiration Date, in its sole discretion, to extend such Warrant Expiration Date on five business days prior written notice to the Registered Holders.

SECTION 2.   Warrants and Issuance of Warrant Certificates.

                     (a) One Warrant shall initially entitle the registered holder of a Warrant to purchase at the Purchase Price therefor from the Initial Warrant Exercise Date until the Warrant Expiration Date one share of Common Stock upon the exercise thereof, subject to modification and adjustment as provided in Section 8.

                      (b) Upon execution of this Agreement, Warrant Certificates representing 4,850,000 Warrants to purchase up to an aggregate of 4,850,000 shares of Common Stock (subject to modification and adjustment as provided in Section 8) shall be executed by the Company and delivered to the Warrant Agent.

                      (c) Upon exercise of the Over-Allotment Option, in whole or in part, Warrant Certificates representing up to 277,500 Warrants to purchase up to an aggregate of 277,500 shares of Common Stock (subject to modification and adjustment as provided in Section 8) shall be executed by the Company and delivered to the Warrant Agent.

                      (d) Upon exercise of the Representative's Warrants as provided therein, Warrant Certificates representing 185,000 Common Stock Warrants to purchase up to an aggregate of 185,000 shares of Common Stock (subject to modification and adjustment as provided in Section 8 hereof and in the Representative's Warrant

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Agreement), shall be countersigned, issued and delivered by the Warrant Agent upon written order of the Company signed by its Chairman of the Board, Chief Executive Officer, or President and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary.

                      (e) From time to time until the Warrant Expiration Date, the Warrant Agent shall countersign and deliver Warrant Certificates in required denominations of one or whole number multiples thereof to the person entitled thereto in connection with any transfer or exchange permitted under this Agreement. Except as provided in Section 7 hereof, no Warrant Certificates shall be issued except (i) Warrant Certificates initially issued hereunder, (ii) Warrant Certificates issued upon any transfer or exchange of Warrants, (iii) Warrant Certificates issued in replacement of lost, stolen, destroyed or mutilated Warrant Certificates pursuant to Section 7, (iv) Warrant Certificates issued pursuant to the Representative's Warrant Agreement (including Common Stock Warrants in excess of the 185,000 Common Stock Warrants initially issuable upon exercise of the Representative's Warrants and any Warrants issued as a result of the anti-dilution provisions contained in the Representative's Warrant Agreement), and (v) at the option of the Company, Warrant Certificates in such form as may be approved by its Board of Directors, to reflect any adjustment or change in the Purchase Price, the number of shares of Common Stock purchasable upon exercise of the Warrants or the Redemption Price therefor made pursuant to
Section 8 hereof.

SECTION 3.   Form and Execution of Warrant Certificates.

                  (a) The Warrant Certificates evidencing the Warrants shall be substantially in the form annexed hereto as Exhibit A (the provisions of which are hereby incorporated herein), and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage. The Warrant Certificates shall be dated the date of issuance thereof (whether upon initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen or destroyed Warrant Certificates).

                  (b) Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, or President and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary, by manual signatures or by facsimile signatures printed thereon. Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer

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of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company before the date of issuance of the Warrant Certificates or before countersignature by the Warrant Agent and issue and delivery thereof, such Warrant Certificates, nevertheless, may be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company.

SECTION 4. Exercise.

                   (a) Warrants in denominations of one or whole number multiples thereof may be exercised commencing at any time on or after the Initial Warrant Exercise Date, but not after the Warrant Expiration Date, upon the terms and subject to the conditions set forth herein (including the provisions set forth in Sections 5 and 9 hereof) and in the applicable Warrant Certificate. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date, provided that the Warrant Certificate representing such Warrant, with the exercise form thereon duly executed by the Registered Holder thereof or his attorney duly authorized in writing, together with payment in cash or by check made payable to the Warrant Agent for the account of the Company, of an amount in lawful money of the United States of America equal to the applicable Purchase Price has been received in good funds by the Warrant Agent. The person entitled to receive the securities deliverable upon such exercise shall be treated for all purposes as the holder of such securities as of the close of business on the Exercise Date. If Warrants in denominations other than one or whole number multiples thereof shall be exercised at one time by the same Registered Holder, the number of full shares of Common Stock which shall be issuable upon exercise thereof shall be computed on the basis of the aggregate number of full shares of Common Stock issuable upon such exercise. As soon as practicable on or after the Exercise Date and in any event within five business days after such date, if one or more Warrants have been exercised, the Warrant Agent on behalf of the Company shall cause to be issued to the person or persons entitled to receive the same, a Common Stock certificate or certificates for the shares of Common Stock deliverable upon such exercise, and the Warrant Agent shall deliver the same to the person or persons entitled thereto. Upon the exercise of any one or more Warrants, the Warrant Agent shall promptly notify the Company and the Representative in writing of such fact and of the number of securities delivered upon such exercise and, subject to subsection (b) below, shall cause all payments of an amount in cash or by check made payable to the order of the Company, equal to the Purchase Price, to be deposited promptly in the Company's bank account.

                  (b) If at the time of exercise of any Warrant commencing one year after the date of issuance (i) the market price of the Company's Common Stock is equal to or greater than the then

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Purchase Price of the Warrant, (ii) the exercise of the Warrant is solicited by the Representative or another broker-dealer who is at such time is a member of the National Association of Securities Dealers, Inc. ("NASD"), (iii) the Warrant is not held in a discretionary account, (iv) disclosure of the compensation arrangement is made in documents provided to the holders of the Warrants, and
(v) the solicitation of the exercise of the Warrant is not in violation of Rule 10b-6 (as such rule or any successor rule may be in effect as of such time of exercise) promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), then the Representative shall be entitled to receive from the Company upon exercise of each of the Warrants so exercised a fee (the "Exercise Fee") of ten percent (10%) of the aggregate Purchase Price of the Warrants so exercised commencing in the second year following the date of issuance. Anything to the contrary in the foregoing notwithstanding, no Exercise Fee with respect to any Warrants exercised shall be payable to the Representative if the payment of the Exercise Fee with respect to such Warrants would be in violation of the General Rules and Regulations promulgated under the Exchange Act, or the rules and regulations of the NASD or applicable state securities or "blue sky" laws, or the Warrants are Common Stock Warrants underlying the Representative's Warrants. The procedures for payment of the warrant solicitation fee are set forth in
Section 5(c) below.

                  (c) (1) Within ten (10) days after the last day of each month commencing with _______________ , 1997, the Warrant Agent will notify the Representative of each Warrant Certificate which has been properly completed for exercise by holders of Warrants during the last month. The Company and Warrant Agent shall determine, in their sole and absolute discretion, whether a Warrant Certificate has been properly completed. The Warrant Agent will provide the Representative with such information in connection with the exercise of each Warrant as the Representative shall reasonably request.

                           (2) The Company hereby authorizes and instructs the
Warrant Agent to deliver to the Representative the Exercise Fee promptly after receipt by the Warrant Agent from the Company of a check payable to the order of the Representative in the amount of the Exercise Fee. In the event that an Exercise Fee is paid to the Representative with respect to a Warrant which the Company or the Warrant Agent determines is not properly completed for exercise or in respect of which the Representative is not entitled to an Exercise Fee, the Representative will be instructed by the Warrant Agent to return such Exercise Fee to the Warrant Agent which shall forthwith return such fee to the Company.

                  While the Warrants are outstanding, the Representative and the Company may at any time during business hours, examine the records of the Warrant Agent, including its ledger of original Warrant certificates returned to the Warrant Agent upon exercise of

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Warrants. Notwithstanding any provision to the contrary, the provisions of
Section 4(b) and 4(c) may not be modified, amended or deleted without the prior written consent of the Representative.

                  (d) The Company shall not be obligated to issue any fractional share interests or fractional warrant interests upon the exercise of any Warrant or Warrants, nor shall it be obligated to issue scrip in lieu of fractional interests. However, the Company shall pay the Registered Holder of any fractional warrant interest an amount in cash based upon the average of the high and low bid prices for the Common Stock on the Nasdaq SmallCap Market (or if applicable NASDAQ National Market) during the ten day trading period immediately preceding the date of exercise.

SECTION 5.  Reservation of Shares: Listing; Payment of Taxes; etc.

                  (a) The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon exercise of Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of the Warrants shall, at the time of delivery thereof, be duly and validly issued and fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, and that upon issuance such shares shall be listed on each securities exchange, if any, on which the other shares of outstanding Common Stock of the Company are then listed.

                  (b) The Company covenants that if any securities to be reserved for the purpose of exercise of Warrants hereunder require registration with, or approval of, any governmental authority under any federal securities law before such securities may be validly issued or delivered upon such exercise, then the Company will file a registration statement under the federal securities laws or a post-effective amendment, use its best efforts to cause the same to become effective, keep such registration statement current while any of the Warrants are outstanding and deliver a prospectus which complies with
Section 10(a)(3) of the Securities Act of 1933, as amended, to the Registered Holder exercising the Warrant. The Company will use its best efforts to maintain appropriate approvals or registrations under state "blue sky" securities laws in states where the Initial Public Offering is sold. With respect to any such securities, however, Warrants may not be exercised by, or shares of Common Stock issued to, any Registered Holder in any state in which such exercise would be unlawful.

                  (c) The Company shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of Warrants, or the issuance or delivery of any shares of Common Stock upon exercise of the Warrants; provided, however, that if shares of Common Stock are to

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be delivered in a name other than the name of the Registered Holder of the
Warrant Certificate representing any Warrant being exercised, then no such delivery shall be made unless the person requesting the same has paid to the Warrant Agent the amount of transfer taxes or charges incident thereto, if any.

                  (d) The Warrant Agent is hereby irrevocably authorized as the Transfer Agent to requisition from time to time certificates representing shares of Common Stock or other securities required upon exercise of the Warrants, and the Company will comply with all such requisitions.

SECTION 6.  Exchange and Registration of Transfer.

                 (a) Warrant Certificates may be exchanged for other Warrant Certificates representing an equal aggregate number of Warrants or may be transferred in whole or in part. Warrant Certificates to be so exchanged shall be surrendered to the Warrant Agent at its Corporate Office, and the Company shall execute and the Warrant Agent shall countersign, issue and deliver in exchange therefor, the Warrant Certificate or Certificates which the Registered Holder making the exchange shall be entitled to receive.

                  (b) The Warrant Agent shall keep, at such office, books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and the transfer thereof. Upon due presentment for registration of transfer of any Warrant Certificate at such office, the Company shall execute and the Warrant Agent shall issue and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants.

                  (c) With respect to any Warrant Certificates presented for registration of transfer, or for exchange or exercise, the subscription of exercise form, as the case may be, on the reverse thereof shall be duly endorsed or be accompanied by a written instrument or instruments of transfer and subscription, in form satisfactory to the Company and the Warrant Agent, duly executed by the Registered Holder thereof or his attorney duly authorized in writing.

                  (d) No service charge shall be made for any exchange or registration of transfer of Warrant Certificates. However, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

                  (e) All Warrant Certificates surrendered for exercise or for exchange shall be promptly cancelled by the Warrant Agent.

                  (f) Prior to due presentment for registration or transfer thereof, the Company and the Warrant Agent may deem and

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treat the Registered Holder of any Warrant Certificate as the absolute owner thereof of each Warrant represented thereby (notwithstanding any notations of ownership or writing thereon made by anyone other than the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

SECTION 7. Loss or Mutilation. Upon receipt by the Company and the Warrant Agent of evidence satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and (in the case of loss, theft or destruction) of indemnity satisfactory to them, and (in case of mutilation) upon surrender and cancellation thereof, the Company shall execute and the Warrant Agent shall countersign and deliver in lieu thereof a new Warrant Certificate representing an equal aggregate number of Warrants. Applicants for a substitute Warrant Certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Warrant Agent may prescribe.

SECTION 8.  Adjustment of Purchase Price and Number of Shares of
Common Stock Deliverable.

                  (a) (i) Except as hereinafter provided, in the event the Company shall, at any time or from time to time after the date hereof, issue any shares of Common Stock as a stock dividend to the holders of Common Stock, or subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares (any such issuance, subdivision or combination being herein called a "Change of Shares"), then, and thereafter immediately before the date of such sale or the record date for each Change of Shares, the Purchase Price for the Warrants (whether or not the same shall be issued and outstanding) in effect immediately prior to such Change of Shares shall be changed to a price (including any applicable fraction of a cent to the nearest cent) determined by dividing (1) the product of (a) the Purchase Price in effect immediately before such Change of Shares and (b) the total number of shares of Common Stock outstanding immediately prior to such Change of Shares, by (2) the total number of shares of Common Stock outstanding immediately after such Change of Shares.

                    (ii) Upon each adjustment of the Purchase Price pursuant to this Section 8, the number of shares of Common Stock purchasable upon the exercise of each Warrant shall be the number derived by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment by the Purchase Price in effect prior to such adjustment and dividing the product so obtained by the applicable adjusted Purchase Price.

                  (b) In case of any reclassification or change of outstanding shares of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or as a result of subdivision or combination), or in case of

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any consolidation or merger of the Company with or into another corporation
(other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification or change of the then outstanding shares of Common Stock or other capital stock issuable upon exercise of the Warrants) or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, then, as a condition of such reclassification, change, consolidation, merger, sale or conveyance, the Company, or such successor or purchasing corporation, as the case may be, shall make lawful and adequate provision whereby the Registered Holder of each Warrant then outstanding shall have the right thereafter to receive on exercise of such Warrant, the kind and amount of securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of securities issuable upon exercise of such Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance and shall forthwith file at the Corporate Office of the Warrant Agent, a statement signed by its Chairman, Chief Executive Officer or President and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary evidencing such provision. Such provisions shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 8(a). The above provisions of this Section 8(b) shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

                  (c) Irrespective of any adjustments or changes in the Purchase Price or the number of shares of Common Stock purchasable upon exercise of the Warrants, the Warrant Certificates theretofore and thereafter issued shall, unless the Company shall exercise its option to issue new Warrant Certificates pursuant to Section 2(e) hereof, continue to express the Purchase Price per share and the number of shares purchasable thereunder as the Purchase Price per share and the number of shares purchasable thereunder were expressed in the Warrant Certificates when the same were originally issued.

                  (d) After each adjustment of the Purchase Price pursuant to this Section 8, the Company will promptly prepare a certificate signed by the Chairman, Chief Executive Officer or President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Company setting forth: (i) the Purchase Price as so adjusted, (ii) the number of shares of Common Stock purchasable upon exercise of each Warrant, after such adjustment, and (iii) a brief statement of the facts accounting for such adjustment. The Company will promptly file such certificate with the Warrant Agent and cause a brief summary thereof to be sent by ordinary first class mail to each Registered Holder at his last address as it shall appear on the registry books of the Warrant

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Agent. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity thereof. The affidavit of an officer of the Warrant Agent or the Secretary or an Assistant Secretary of the Company that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

                  (e) No adjustment of the Purchase Price shall be made as a result of or in connection with the issuance or sale of shares of Common Stock if the amount of said adjustment shall be less than $.05 for one share of Common Stock; provided, however, that in such case, any adjustment that would otherwise be required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment that shall amount, together with any adjustment so carried forward, to at least $.05 for one share of Common Stock. In addition, Registered Holders shall not be entitled to cash dividends paid by the Company prior to the exercise of any Warrant or Warrants held by them.

SECTION 9.  Redemption.

                  (a) Commencing on or after the Initial Warrant Redemption Date, the Company may redeem all the Warrants at $.30 per Warrant on at least 30 days prior written notice to the Registered Holders of the Warrants, commencing on the Initial Warrant Redemption Date; provided, however, that before any such call for redemption of Warrants can take place, the Market Price of the Common Stock for twenty (20) consecutive trading days ending within 10 days of the notice of redemption shall be $9.25, subject to adjustment in the event of any stock splits or other similar events as provided in Section 8 hereof. All Warrants must be redeemed if any are redeemed. For purposes of this Section 9, the "Market Price" of the Common Stock for any trading day means the last sale price for the Common Stock on The Nasdaq SmallCap Market, or if no longer quoted thereon, on the OTC Electronic Bulletin Board, in either case as reported by the National Quotation Bureau Incorporated, or if the Common Stock is then quoted on the Nasdaq National Market, the closing sale price thereon, or if the Common Stock is then traded or admitted to unlisted trading privileges on a national securities exchange, the closing sale price on that exchange.

                  (b) In the event the Company exercises its right to redeem all of the Warrants, it shall give or cause to be given notice to the Registered Holders of the Warrants, by mailing to such Registered Holders a notice of redemption, first class, postage prepaid, within ten (10) calendar days of the aforementioned twenty (20) consecutive trading days and at least by the thirtieth (30th) day before the date fixed for redemption, at their last address as shall appear on the records of the Warrant Agent. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the

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Registered Holder receives such notice. At the time of the mailing to the
Registered Holders of the Warrants of the notice of redemption, the Company shall deliver or cause to be delivered to the Representative a similar notice telephonically and confirmed in writing together with a list of the Registered Holders (including their respective addresses and number of Warrants beneficially owned) to whom such notice of redemption has been or will be given.

                  (c) The notice of redemption, which may not be mailed until on or after the Initial Warrant Redemption Date, shall specify (i) the redemption price, (ii) the date fixed for redemption, (iii) the place where the Warrant Certificate shall be delivered and the redemption price shall be paid, (iv) that the Representative is the Company's exclusive warrant solicitation agent and shall receive the commission contemplated by Section 4(b) hereof, and (v) that the right to exercise the Warrant shall terminate a 5:00 p.m. (New York City
Time) on the business day immediately preceding the date fixed for redemption. The date fixed for the redemption of the Warrants shall be the Redemption Date. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a Registered Holder (a) to whom notice was not mailed or (b) whose notice was defective. An affidavit of the Warrant Agent or the Secretary or Assistant Secretary of the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

                  (d) Any right to exercise a Warrant shall terminate at 5:00 p.m. (New York City Time) on the business day immediately preceding the Redemption Date. The redemption price payable to the Registered Holders shall be mailed to such persons at their addresses of record.

                  (e) The Company shall indemnify the Representative and each person, if any, who controls the Representative within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from the registration statement or prospectus referred to in Section 5(b) hereof to the same extent and with the same effect (including the provisions regarding contribution) as the provisions pursuant to which the Company has agreed to indemnify the Representative contained in Sections 6 and 7 of the Underwriting Agreement.

                  (f) The Company shall as soon as practicable after the Redemption Date, and in any event within 15 months thereafter, make "generally available to its security holders" (within the meaning of Rule 158 under the Act) an earnings statement (which need not be audited) complying with Section ll(a) of the Act and covering a period of at least 12 consecutive months beginning after the Redemption Date.

                  (g) The Company shall deliver within five (5) business days prior to the Redemption Date, copies of all correspondence between the Securities and Exchange Commission ("Commission") and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to such registration statement and permit the Representative to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the NASD. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as Duke shall reasonably request.

SECTION 10. Concerning the Warrant Agent.

                  (a) The Warrant Agent acts hereunder as agent and in a ministerial capacity for the Company and the Representative, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not, by issuing and delivering Warrant Certificates or by any other act hereunder, be deemed to make any representations as to the validity or value or authorization of the Warrant Certificates or the Warrants represented thereby or of any securities or other property delivered upon exercise of any Warrant or whether any stock issued upon exercise of any Warrant is fully paid and nonassessable.

                  (b) The Warrant Agent shall not at any time be under any duty or responsibility to any holder of Warrant Certificates to make or cause to be made any adjustment of the Purchase Price provided in this Agreement, or to determine whether any fact exists which may require any such adjustment, or with respect to the nature or extent of any such adjustment, when made, or with respect to the method employed in making the same. It shall not (i) be liable for any recital or statement of fact contained herein or for any action taken, suffered or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in any Warrant Certificate, or (iii) be liable for any act or omission in connection with this Agreement, except for its own gross negligence or willful misconduct.

                  (c) The Warrant Agent may at any time consult with counsel satisfactory to it (who may be counsel for the Company) and shall incur no liability or responsibility for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

                  (d) Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by the Chairman of the Board of Directors, Chief Executive Officer or President (unless other evidence in respect thereof is herein specifically prescribed). The Warrant Agent shall not be liable for any action taken, suffered or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand.

                  (e) The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse it for its reasonable expenses hereunder; the Company further agrees to indemnify the Warrant Agent and save it harmless against any and all losses, expenses and liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of its duties and powers hereunder except losses, expenses and liabilities arising as a result of the Warrant Agent's gross negligence or willful misconduct.

                  (f) The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own gross negligence or willful misconduct), after giving 60 days prior written notice to the Company. At least 30 days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the Registered Holder of each Warrant Certificate at the Company's expense. Upon such resignation the Company shall appoint in writing a new warrant agent. If the Company shall fail to make such appointment within a period of 60 days after it has been notified in writing of such resignation by the resigning Warrant Agent, then the Registered Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Company or by such a court, shall be a bank or trust company having a capital and surplus, as shown by its last published report to its stockholders, of not less than $10,000,000 or a stock transfer company doing business in New York, New York. After acceptance in writing of such appointment by the new warrant agent is received by the Company, such new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the warrant agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning Warrant Agent. Not later than the effective date of any such appointment the Company shall file notice thereof with the resigning Warrant Agent and shall forthwith cause a copy of such notice to be mailed to the Registered Holder of each Warrant Certificate.

                  (g) Any corporation into which the Warrant Agent or any new warrant agent may be converted or merged, any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent or any new warrant agent shall be a successor warrant agent under this Agreement without any further act, provided that such corporation is eligible for appointment as successor to the Warrant Agent under the provisions of the preceding paragraph. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed to the Company and to the Registered Holders of each Warrant Certificate.

                  (h) The Warrant Agent, its Subsidiaries and affiliates, and any of its or their officers or directors, may buy and hold or sell Warrants or other securities of the Company and otherwise deal with the Company in the same manner and to the same extent and with like effect as though it were not Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

                  (i) The Warrant Agent shall retain for a period of three years from the date of exercise any Warrant Certificate received by it upon such exercise, marked to indicate its cancellation thereof in accordance with Section 6(e) hereof.

SECTION 11. Modification of Agreement.

                  The Warrant Agent and the Company may by supplemental agreement make any changes or corrections in this Agreement without the approval of any holders of Warrants (i) that they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained; (ii) that they may deem necessary or desirable and which shall not adversely affect the interests of the holders of Warrant Certificates; (iii) that they deem necessary or desirable to decrease the Purchase Price as provided for in Section 1(f) hereof; or (iv) which may be required by law; provided, however, that this Agreement shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the Registered Holders representing not less than 50% of the Warrants then outstanding; provided, further, that no change in the number or nature of the securities purchasable upon the exercise of any Warrant, or the Purchase Price (other than a decrease in the Purchase Price as provided in Section l(f) thereof) therefor, shall be made without the consent in writing of the Registered Holder of the Warrant Certificate, other than such changes as are specifically permitted or prescribed by this Agreement as originally executed. In addition, this Agreement may not be modified, amended or supplemented without the prior written consent of the Representative, other than
(i) to cure any ambiguity or to correct any provision which is inconsistent or which is a manifest mistake or error; (ii) to make any such change that is necessary or desirable and which shall not adversely affect the interests of the Representative; (iii) to decrease the Purchase Price as provided for in Section 1 (f) hereof; or (iv) except as may be required by law.

SECTION 12. Notices.

          All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first-class postage prepaid, or delivered to a telegraph office for transmission if to the Registered Holder of a Warrant Certificate, at the address of such holder as shown on the registry books maintained by the Warrant Agent; if to the Company at 15 Industrial Avenue, Upper Saddle River, New Jersey 07458 Attention: Chief Executive Officer, or at such other address as may have been furnished to the Warrant Agent in writing by the Company; and if to the Warrant Agent, at its Corporate Office. Copies of any notice delivered pursuant to this Agreement shall be delivered to the Representative at One Battery Park Plaza, 23rd floor, New York, New York 10004, Attention: John Bruno, President, or at such other addresses as may have been furnished to the Company and the Warrant Agent in writing.

SECTION 13. Governing Law.

          This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflicts of laws.

SECTION 14. Binding Effect.

          This Agreement shall be binding upon and inure to the benefit of the Company, the Warrant Agent and their respective successors and assigns and the holders from time to time of Warrant Certificates or any of them. Except as hereinafter stated, nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim or to impose upon any other person any duty, liability or obligation. The Representative is, and shall at all times irrevocably be deemed to be, third-party beneficiaries of this Agreement, with full power, authority and standing to enforce the rights granted to it hereunder.

SECTION 15. Counterparts.

                  This Agreement may be executed in several counterparts, which taken together shall constitute a single document.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the first date first above written. [SEAL]


TELLURIAN, INC.                                     CONTINENTAL STOCK
                                                    TRANSFER & TRUST CO.


By:                                                 By:
   --------------------                                ------------------------
   Stuart French                                       Steven Nelson, President
   President

No. TI






VOID AFTER         , 2001




REDEEMABLE WARRANT CERTIFICATE TO
PURCHASE ONE SHARE OF COMMON STOCK


TELLURIAN, INC.


WARRANTS


CUSIP 879674 11 7


THIS CERTIFIES THAT, FOR VALUE RECEIVED



or registered assigns



(the "Registered Holder") is the owner of the number of Redeemable Warrants the "Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and non-assessable share of Common Stock, $.01 par value, of Tellurian, Inc., a Delaware corporation (the "Company"), at any time from _______________ , 1996, and prior to the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of Continental Stock Transfer & Trust Company, Two Broadway, 19th floor, New York, NY 10004 as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $6.00, subject to adjustment (the "Purchase Price"), in lawful money of the United States of America in cash or by check made payable to the Warrant Agent for the account of the Company.

This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set
forth in the Warrant Agreement (the "Warrant Agreement"), dated       , 1996,
by and between the Company and the Warrant Agent.

The Purchase Price and the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment upon the occurrence of certain events as provided for in the Warrant Agreement.

Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional interests will be issued. In the case of the exercise of less than all the warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

The term "Expiration Date" shall mean 5:00 P.M. (New York City Time) on     ,
2001. If such date shall in the State of New York be a Saturday, Sunday, holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:00 P.M. (New York City Time) the next following day which in the State of New York is not a Saturday, Sunday, holiday or a day on which banks are authorized to close.

The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to such securities is effective or an exemption thereunder is available. The Company has covenanted and agreed that, if required by the Act, it will file a registration statement under the Act, use its best efforts to cause the same to become effective, to keep such registration statement current, if required under the Act, while any of the Warrants are outstanding, and deliver a prospectus which complies with
Section 10(a)(3) of the Act to the Registered Holder exercising this Warrant. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment and payment of any tax or other charge imposed in connection therewith or incident thereto, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

Subject to the provisions of the Warrant Agreement, this Warrant may be redeemed at the option of the Company at a redemption price of $.30 per Warrant, at any
time commencing after        , 1997, provided that the Market Price (as defined
in the Warrant Agreement) of the Common Stock for twenty (20) consecutive trading days and ending no more than ten (10) days prior to the Notice of Redemption, as defined below, shall have averaged at least $9.25 per share, subject in each case to adjustment in the event of any stock splits or similar events. Notice of redemption (the "Notice of Redemption") shall be given at least thirty days before the date fixed for redemption, all as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to this Warrant except to receive the $.30 per Warrant upon surrender of this Certificate.

Under certain circumstances, J.W. Barclay & Co., Inc., its successors and assigns shall be entitled to receive, in connection with the exercise of the Warrants represented hereby, ten percent (10%) of the Purchase Price of the
Warrants so exercised commencing on or after      , 1997.

Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary, except as provided in the Warrant Agreement.

This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflicts of law principles.

This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

 IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.



Dated:      , 1996


Countersigned:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

(New York, N.Y.)

as Warrant  Agent

By:


TELLURIAN, INC.


By:


By:



Principal



Secretary

President

                                SUBSCRIPTION FORM

                    To Be Executed by the Registered Holder
                          in Order to Exercise Warrant

    The undersigned Registered Holder hereby irrevocably elects to exercise Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such Securities shall be issued in name of


                         PLEASE INSERT SOCIAL SECURITY
                           OR OTHER IDENTIFYING NUMBER

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------
                    (please print or type name and address)


and be delivered to

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------
                     (please print or type name and address)


and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

                    IMPORTANT: PLEASE COMPLETE THE FOLLOWING:


1. The exercise of this Warrant was solicited by J.W. Barclay & Co., Inc.  [ ]
2. The exercise of this Warrant was solicited by _______________ .         [ ]
3. If the exercise of this Warrant was not solicited, please check the
   following box.                                                          [ ]



Dated:                                           X
       -----------------------------------------   ---------------------------

                                                   ---------------------------

                                                   ---------------------------
                                                             Address

                                                   ---------------------------
                                                   Social Security or Taxpayer
                                                      Identification Number

                                                    ---------------------------
                                                       Signature Guaranteed

                                                    ---------------------------

                                   ASSIGNMENT


                    To Be Executed by the Registered Holder
                          in Order to Assign Warrants


FOR VALUE RECEIVED,  _________________________________ , hereby sells, assigns and transfers unto
                       PLEASE INSERT SOCIAL SECURITY
                        OR OTHER IDENTIFYING NUMBER

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------
                    (please print or type name and address)


_________________________________________  of the Warrants represented by this
Warrant Certificate, and hereby irrevocably constitutes and appoints__________ ___________________________________________________________________ attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:                                      X
      -------------------------------------   -------------------------------
                                                  Signature Guaranteed

                                              -------------------------------


THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER AND MUST BE GUARANTEED BY A MEMBER OF THE MEDALLION SIGNATURE PROGRAM.